UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 20, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction Identification No.)	(Commission File Number)	(I.R.S. Employer of incorporation)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On August 20, 2026, American Resources Corporation (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “June Form 10-Q”).

The notification has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market. Previously, in connection with the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “March Form 10-Q”), Nasdaq had granted the Company until October 15, 2026 to file the March Form 10-Q. The Company is required to amend its original plan to address the March Form10-Q filing delinquency to now address the June Form 10-Q filing delinquency and submit such amendment to Nasdaq no later than September 4, 2026. Because the March Form 10-Q remains delinquent, however, if the Staff accepts the proposed amended plan, the maximum period that the Staff may grant the Company to address the June Form 10-Q filing delinquency would be to October 15, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

104	Cover page interactive data file

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: August 26, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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